Exhibit 13.2

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F for the period ended December 31, 2021 (the “Report”) by G Medical Innovations Holdings Ltd. (the “Company”), the undersigned, as the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2022	/s/ Kobi Ben-Efraim
Kobi Ben-Efraim
Chief Financial Officer